Exhibit 5.1

CHADWICK L. MILLS

+1 650 843 5654

cmills@cooley.com

February 1, 2018

Cerus Corporation

2550 Stanwell Drive

Concord, CA 94520

Ladies and Gentlemen:

We have acted as counsel to Cerus Corporation, a Delaware corporation (the “Company”), in connection with the sale by the Company, of up to 14,030,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) (including up to 1,830,000 shares that may be sold pursuant to the exercise of an over-allotment option), and the preferred stock purchase rights (the “Rights”) associated with the Shares to be issued pursuant to that certain Rights Agreement, dated as of November 3, 1999, as amended (the “Rights Agreement”), between the Company and Wells Fargo Bank, N.A. as rights agent (the “Rights Agent”), pursuant to the Registration Statement on Form S-3, as amended (File No. 333-219727), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on August 4, 2017 (the “Registration Statement”), the related prospectus dated January 8, 2018 included in the Registration Statement (the “Base Prospectus”) and the prospectus supplement dated January 30, 2018 and filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.

In rendering this opinion, we have also assumed that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and that the members of the Board of Directors of the Company (the “Board”) have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement. This opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing. Moreover, this opinion addresses corporate procedures in connection with the issuance of the Rights associated with the Shares, and not any particular provision of the Rights or the Rights Agreement. It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or purchase rights issued thereunder would invalidate such rights in their entirety.

COOLEY LLP     101 CALIFORNIA STREET     5TH FLOOR     SAN FRANCISCO, CA     94111-5800

T: (415) 693-2000     F: (415) 693-2222     COOLEY.COM

Cerus Corporation

February 1, 2018

Page Two

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares and associated Rights, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, and the Shares fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report on Form 8-K.

[Signature Page Follows]

COOLEY LLP     101 CALIFORNIA STREET     5TH FLOOR     SAN FRANCISCO, CA     94111-5800

T: (415) 693-2000     F: (415) 693-2222     COOLEY.COM

Cerus Corporation

February 1, 2018

Page Three

Sincerely,

COOLEY LLP

By:	/s/ Chadwick L. Mills
Chadwick L. Mills

COOLEY LLP     101 CALIFORNIA STREET     5TH FLOOR     SAN FRANCISCO, CA     94111-5800

T: (415) 693-2000     F: (415) 693-2222     COOLEY.COM